Exhibit 10.1

AMENDMENT TO THE TESSERA TECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

Pursuant to Section 15(a) of the Third Amended and Restated 2003 Equity Incentive Plan (the “Plan”), the Plan is hereby amended (this “Amendment”) as follows:

The definition of “Fair Market Value” under Section 2(r) of the Plan shall be replaced with the following definition:

(r)    “Fair Market Value” means, as of any given date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

This Amendment to the Plan shall be effective as of March 14, 2007

IN WITNESS WHEREOF, Tessera Technologies, Inc. has approved this Amendment to the Plan as of this 14th day of March, 2007.

TESSERA TECHNOLOGIES, INC.

By:	/s/ Charles A. Webster
Title:	Executive Vice President and Chief Financial Officer